UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015 (September 11, 2015)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 11, 2015, Charter Communications Operating, LLC (“Charter Communications”) delivered notice to Synacor, Inc. (“Synacor”) that it is terminating its use of certain portal and TV Everywhere related services under that certain Amended and Restated Master Services Agreement dated April 1, 2010 (as amended, the “Agreement”). The termination will be effective as of October 31, 2015. The Agreement will continue with respect to other services including access to Synacor’s technology and support for Charter Communications’ own web portal.

Charter Communications’ ability to terminate certain services provided by Synacor under the Agreement and Synacor’s expectation that revenue attributable to Charter Communications would decline in future periods was disclosed initially in a quarterly report on Form 10-Q filed on August 14, 2014 and subsequently disclosed in other current and quarterly reports filed by Synacor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNACOR, INC.

Date: September 15, 2015	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary